Exhibit 99(b)

POWER OF ATTORNEY

for the BlackRock Equity-Liquidity Complex

The undersigned, Robert Fairbairn, a Director/Trustee of each of the registered investment companies listed in Appendix A hereto, hereby authorize Janey Ahn, Neal J. Andrews, Benjamin Archibald, Jay M. Fife, Scott Hilton, Jennifer McGovern and John M. Perlowski, or any of them, as attorney-in-fact, to sign on his behalf in the capacity indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 22nd day of February, 2018.

Signature	Title

/s/ Robert Fairbairn	Director/Trustee
(Robert Fairbairn)

Appendix A

BBIF Money Fund

BBIF Treasury Fund

BIF Money Fund

BIF Treasury Fund

BlackRock Asian Dragon Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds III

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Master LLC+

BlackRock Series, Inc.

Funds For Institutions Series

Master Institutional Money Market LLC+

Master Investment Portfolio+

Master Large Cap Series LLC*+

Master Money LLC+

Master Treasury LLC+

Quantitative Master Series LLC+

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BlackRock Balanced Capital Fund, Inc.

(in connection with its investment in the

Master Large Cap Core Portfolio of

Master Large Cap Series LLC)*

*	The Director/Trustee is authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in his or her capacity as director of the master fund.
+	When required to do so, the Director/Trustee, in his or her capacity as a director of each master fund listed above, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.